DELOITTE & TOUCHE LLP
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      3900 US Bancorp Tower                Telephone:  (503) 222-1341
      111 SW Fifth Avenue                  Facsimile:  (503) 224-2172
      Portland, OR  97204-3698

                                                                    EXHIBIT 23A

                            INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Northwest Natural Gas Company on Form S-8 of our report dated February 22, 1995, appearing in the Annual Report on Form 10-K of Northwest Natural Gas Company for the year ended December 31, 1994.



DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP

October 20, 1995